Exhibit 10.38


                                  July 23, 1996


Mr. Donald J Horowitz
3457 East Alder
Seattle, Washington 98122


Dear Don:

         This letter sets forth the agreement pursuant to which you will provide services as an employee of Active Apparel Group, Inc. ("AAG"), effective September 1, 1996.

         1. The term of this agreement is one year.

         2. You will provide services as counsel and advisor to AAG solely pursuant to the direction of the President and Chief Executive Officer.

         3. As consideration for services performed pursuant to this agreement, AAG will compensate you as follows:

            (a) Pay you a salary of Thirty-six thousand dollars ($36,000) per year, payable in equal payments made quarterly beginning at the end of the fourth month of employment (by the 5th of the following month) unless a different frequency of payment is agreed to.

            (b) In January 1997 grant you options to purchase 3,200 shares of the Company's common stock exercisable at an amount equal to the exercise price of options granted to non-employee members of the Board of Directors for their service for the year 1997, and for the same term as such directors' options.

         4. In addition, AAG will reimburse you for reasonable expenses incurred by you in performing your services, provided such expenses are evidenced by appropriate documentation.


/S/DJH                                          /S/GH
------                                          -----
DJH                                          For AAG

         If the foregoing is acceptable to you, on both enclosed copies of letter please initial page one where indicated, sign page two, and then mail one copy to my attention at Active Apparel Group, Inc.




                                       Sincerely,

                                       /s/
                                       ----------------------
                                       George Horowitz
                                       CEO/President



Agreed to and Accepted
this 23rd day of July, 1996.



/S/
-----------------------------
Donald J Horowitz
Employee

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